Exhibit 99.1

Contact: Joel S. Marcus
Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 396-4828

Alexandria Real Estate Equities, Inc.
Reports
Second Quarter 2004 Results

- Company Reports Funds from Operations of $1.01 Per Share (Diluted), and
Net Income Available to Common Stockholders of 50 Cents Per Share (Diluted),
for Second Quarter 2004 -

Highlights

  Second Quarter 2004 Funds from Operations (FFO) of $1.01 Per Share (Diluted) Net of $0.10 Cents Per Share (Diluted) of Preferred Stock Redemption Charge
  Second Quarter 2004 Total Revenues Up 10%
  Second Quarter 2004 Net Income Available to Common Stockholders of 50 Cents Per Share (Diluted)
  Elected to Redeem 9.50% Series A Cumulative Redeemable Preferred Stock Incurring Redemption Charge of $1,876,000, or $0.10 Per Share (Diluted)
  Completed Offering of 5,185,500 Shares of 8.375% Series C Cumulative Redeemable Preferred Stock
  Same Property NOI Growth of 1.7% for Quarter (GAAP Basis)
  Executed 22 Leases for 247,000 Square Feet of Space
  Completed Acquisitions of Six Properties Aggregating 218,000 Square Feet

PASADENA, CA. - August 2, 2004 -- Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the quarter and six months ended June 30, 2004.

For the second quarter of 2004, Alexandria reported FFO of $19,815,000, or $1.01 per share (diluted), on total revenues of $43,523,000. Net income available to common stockholders for the second quarter of 2004 was $9,727,000, or 50 cents per share (diluted). For the six months ended June 30, 2004, Alexandria reported FFO of $41,284,000, or $2.11 per share (diluted), on total revenues of $86,298,000. Net income available to common stockholders for the six months ended June 30, 2004 was $22,842,000, or $1.17 per share (diluted). Net income available to common stockholders for the six months ended June 30, 2004 includes a gain on sale of property aggregating $1,627,000, or 8 cents per share (diluted). FFO is a non-GAAP measure widely used by publicly-traded real estate investment trusts. A reconciliation of FFO to GAAP net income, on a per share basis, is included in the financial information accompanying this press release.

ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER 2004 RESULTS

In June 2004, the Company elected to redeem all 1,543,500 outstanding shares of 9.50% Series A cumulative redeemable preferred stock ("Series A preferred stock"). The redemption occurred in July 2004 at a redemption price of $25.00 per share, plus $0.5409722 per share representing accumulated and unpaid dividends to the redemption date. In accordance with Emerging Issues Task Force Topic D-42 ("D-42"), "The Effect on the Calculation of Earnings Per Share for the Redemption or Induced Conversion of Preferred Stock", the original cost of issuance of the Series A preferred stock has been recorded as a charge to net income available to common stockholders at the date the Company elected to redeem all shares. Therefore, during the second quarter of 2004, a charge of approximately $1,876,000 was recorded for costs related to the redemption of the Series A preferred stock. Excluding this charge for the second quarter of 2004, FFO increased by 8% and FFO per share (diluted) increased by 6%, net income available to common stockholders increased by 12% and net income available to common stockholders per share (diluted) increased by 9%, compared to the second quarter of 2003. Excluding this charge for the six months ended June 30, 2004, FFO increased by 8% and FFO per share (diluted) increased by 6%, compared to the six months ended June 30, 2003. Excluding this charge and the gain and the loss on property sales, net income available to common stockholders increased by 12% and net income available to common stockholders per share (diluted) increased by 9%, compared to the six months ended June 30, 2003.

In June 2004, the Company completed an offering of 5,185,500 shares of 8.375% Series C cumulative redeemable preferred stock (including the shares issued upon exercise of the underwriters' over-allotment option). The shares were issued at a price of $25.00 per share, resulting in net proceeds of approximately $124.2 million (after deducting the underwriters' discounts and other offering costs). The dividends on the Series C preferred stock are cumulative and accrue from the closing date of the offering, or June 29, 2004, and will be payable in arrears on the 15th day of January, April, July and October, beginning on October 15, 2004. The proceeds from the offering were used to reduce the outstanding balance on our unsecured line of credit and to redeem all of the outstanding 9.50% Series A preferred stock.

The Company announced that it had executed a total of 22 leases during the second quarter of 2004 for approximately 247,000 square feet of space at 15 different properties (excluding 22 month-to-month leases for approximately 63,000 square feet which were effective during the quarter). Of this total, approximately 87,000 square feet were for redeveloped, developed or previously vacant space at ten properties, approximately 70,000 square feet of which were delivered from the Company's redevelopment or development programs, with the remaining approximately 17,000 square feet for previously vacant space. The remaining approximately 160,000 square feet were for new or renewal leases related to previously leased space. Rental rates for these new or renewal leases were on average approximately 10% higher (on a GAAP basis) than expiring leases. For the six months ended June 30, 2004, the Company signed a total of 41 leases for approximately 535,000 square feet (excluding month-to-month leases). Of this total, approximately 220,000 square feet were for redeveloped, developed or previously vacant space at 16 different properties, of which approximately 182,000 square feet were delivered from the Company's redevelopment and development programs. The remaining 315,000 square feet were for new or renewal space with rental rates on average approximately 10% higher (on a GAAP basis) than expiring leases.

During the second quarter, the Company announced that it had acquired two properties aggregating approximately 90,000 square feet in the Eastern Massachusetts market for approximately $13.8 million. The Company assumed a $9.5 million loan secured by the properties and paid the balance in cash. The Company also announced that during the second quarter it had acquired one property in the Suburban Washington D.C. market containing approximately 92,000 square feet for approximately $25.6 million in cash. The Company

ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS SECOND QUARTER 2004 RESULTS

also acquired two properties aggregating approximately 35,000 square feet in the Seattle, Washington market for approximately $5.5 million in cash during the second quarter. Also during the second quarter, the Company completed the acquisition of one property in the San Francisco Bay market for approximately $25.3 million in cash.

Based on the Company's current view of existing market conditions and certain current assumptions, the Company has updated its prior earnings guidance:

	2004	2005
FFO per common share (diluted) *	$4.40	$4.77
Net income per common share (diluted) *	$2.33	$2.69
Preferred stock redemption charge	($0.10)
* Includes preferred stock redemption charge and excludes gain on sale of real estate

As a result of the redemption of all of the outstanding shares of the 9.50% Series A preferred stock, and in compliance with D-42, the Company recorded a charge of approximately $1,876,000 in the second quarter of 2004 related to the costs of redemption of the Series A preferred stock. In providing this guidance above, the Company has included the charge for the costs of redemption of the Series A preferred stock in accordance with D-42.

Alexandria Real Estate Equities, Inc. is a publicly-traded real estate investment trust principally focused on the ownership, operation, management, acquisition, expansion and selective redevelopment and development of properties containing office/laboratory space. Such properties are designed and improved for lease primarily to pharmaceutical, biotechnology, life science research, product, service, defense, educational and translational medicine institutions/entities, as well as related government agencies. Alexandria's portfolio currently consists of 96 properties comprising approximately 6.1 million square feet of office/laboratory space.

This press release contains forward-looking statements within the meaning of the federal securities laws. The Company's actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the Company's Form 10-K Annual Report and other periodic reports filed with the Securities and Exchange Commission.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                                        Three Months    Three Months     Six Months      Six Months
                                                            Ended           Ended           Ended           Ended
                                                        June 30, 2004   June 30, 2003   June 30, 2004   June 30, 2003
                                                        --------------  --------------  --------------  --------------
Income statement data
Total revenues                                         $       43,523  $       39,456  $       86,298  $       79,496

Expenses
  Rental operations                                             8,808           8,136          17,543          16,712
  General and administrative                                    3,814           3,544           7,450           7,093
  Interest                                                      6,926           6,512          13,635          13,383
  Depreciation and amortization                                10,088           9,678          20,069          19,052
                                                        --------------  --------------  --------------  --------------
                                                               29,636          27,870          58,697          56,240

Income from continuing operations                              13,887          11,586          27,601          23,256

Income from discontinued operations, net                           --             963           1,626           1,442
                                                        --------------  --------------  --------------  --------------
Net income                                                     13,887          12,549          29,227          24,698

Dividends on preferred stock                                    2,284           2,225           4,509           4,450
Preferred stock redemption charge                               1,876                -          1,876                -
                                                        --------------  --------------  --------------  --------------
Net income available to common stockholders            $        9,727  $       10,324  $       22,842  $       20,248
                                                        ==============  ==============  ==============  ==============
Weighted average shares of
   common stock outstanding
    -Basic                                                 19,284,631      18,952,445      19,245,792      18,924,290
                                                        ==============  ==============  ==============  ==============
    -Diluted                                               19,608,854      19,190,472      19,595,337      19,160,395
                                                        ==============  ==============  ==============  ==============

Basic income per common share
   Income from continuing operations                   $         0.72  $         0.61  $         1.43  $         1.23
                                                        ==============  ==============  ==============  ==============
   Income from discontinued operations, net            $           --  $         0.05  $         0.08  $         0.08
                                                        ==============  ==============  ==============  ==============
   Net income                                          $         0.72  $         0.66  $         1.52  $         1.31
                                                        ==============  ==============  ==============  ==============
   Net income available to common stockholders         $         0.50  $         0.54  $         1.19  $         1.07
                                                        ==============  ==============  ==============  ==============
Diluted income per common share
   Income from continuing operations                   $         0.71  $         0.60  $         1.41  $         1.21
                                                        ==============  ==============  ==============  ==============
   Income from discontinued operations, net            $           --  $         0.05  $         0.08  $         0.08
                                                        ==============  ==============  ==============  ==============
   Net income                                          $         0.71  $         0.65  $         1.49  $         1.29
                                                        ==============  ==============  ==============  ==============
   Net income available to common stockholders         $         0.50  $         0.54  $         1.17  $         1.06
                                                        ==============  ==============  ==============  ==============

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                                        Three Months    Three Months    Six Months      Six Months
                                                            Ended           Ended           Ended           Ended
                                                        June 30, 2004   June 30, 2003   June 30, 2004   June 30, 2003
                                                        --------------  --------------  --------------  --------------
Funds from operations (1)

Net income                                             $       13,887  $       12,549  $       29,227  $       24,698
Add
   Depreciation and amortization (2)                           10,088           9,760          20,069          19,221
Subtract
   Dividends on preferred stock                                (2,284)         (2,225)         (4,509)         (4,450)
   Preferred stock redemption charge (3)                       (1,876)             --          (1,876)             --
   (Gain) loss on sales of property (4)                            --              --          (1,627)            455
                                                        --------------  --------------  --------------  --------------
Funds from operations (FFO)                            $       19,815  $       20,084  $       41,284  $       39,924
                                                        ==============  ==============  ==============  ==============
FFO per common share
   -Basic                                              $         1.03  $         1.06  $         2.15  $         2.11
                                                        ==============  ==============  ==============  ==============
   -Diluted                                            $         1.01  $         1.05  $         2.11  $         2.08
                                                        ==============  ==============  ==============  ==============

Reconciliation of net income per share (diluted)
   to FFO per common share (diluted)

Net income per common share (diluted)                   $         0.71  $         0.65  $         1.49  $         1.29
                                                        ==============  ==============  ==============  ==============
Depreciation and amortization per common share (diluted)$         0.51  $         0.51  $         1.02  $         1.00
                                                        ==============  ==============  ==============  ==============
Dividends on preferred stock per common share (diluted) $       (0.12)  $       (0.12)  $       (0.23)  $       (0.23)
                                                        ==============  ==============  ==============  ==============
Preferred stock redemption charge per common share
  (diluted) (3)                                         $       (0.10)  $         --    $       (0.10)  $          --
                                                        ==============  ==============  ==============  ==============
(Gain)loss on sales of property per common share
  (diluted) (4)                                         $          --   $          --   $       (0.08)  $         0.02
                                                        ==============  ==============  ==============  ==============
FFO per common share (diluted)                          $         1.01  $         1.05  $         2.11  $         2.08
                                                        ==============  ==============  ==============  ==============

                                                               As of           As of
                                                          June 30, 2004   June 30, 2003
Balance sheet data                                        --------------  --------------
  Rental properties, net                                 $    1,068,493  $      977,521
  Total assets                                           $    1,379,744  $    1,231,751
  Total liabilities                                      $      775,098  $      742,278
  Stockholders' equity                                   $      604,646  $      489,473

  GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the mis-correlation between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") established the measurement tool of funds from operations ("FFO"). Since its introduction, FFO has become a widely used non- GAAP financial measure by REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the "White Paper") and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. While FFO is a relevant and widely used measure of operating performance of REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. We believe that net income is the most directly comparable GAAP financial measure to FFO.

  Includes depreciation and amortization on assets "held for sale" reflected as discontinued operations (for the periods prior to when such assets were designated as "held for sale").

  During the second quarter of 2004, the Company elected to redeem the 9.50% Series A cumulative redeemable preferred stock. Accordingly, in compliance with Emerging Issues Task Force Topic D-42, the Company recorded a charge in the second quarter of 2004 for costs related to the redemption of the Series A preferred stock.

  (Gain) loss on sales of property relates to the disposition of a property in the Suburban Washington D.C. market during the quarter ended March 31, 2004 and the disposition of a property in the San Francisco Bay market during the quarter ended March 31, 2003. (Gain) loss on sales of property is included on the income statement in income from discontinued operations.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                               Quarterly Supplemental Financial Information
                                                                       For the Three Months Ended
                                                      06/30/2004   03/31/2004   12/31/2003   09/30/2003   06/30/2003
Operational data                                      -----------  -----------  -----------  -----------  -----------
Breakdown of revenues from continuing operations (a)
   Rental income                                     $    34,489       33,774       32,686       31,258       31,248
   Tenant recoveries                                       8,426        8,314        7,645        8,122        7,830
   Other income                                              608          687          648          705          378
                                                      -----------  -----------  -----------  -----------  -----------
   Total                                             $    43,523       42,775       40,979       40,085       39,456
                                                      ===========  ===========  ===========  ===========  ===========

Funds from operations per share - diluted (b)        $      1.01         1.10         1.08         1.06         1.05
Dividends per share on common stock                  $      0.62         0.60         0.58         0.56         0.53
Dividend payout ratio (common stock)                        60.7%(c)     54.2%        53.1%        52.6%        50.5%

                                                                            As of
                                                      06/30/2004   03/31/2004   12/31/2003   09/30/2003   06/30/2003
Other data                                            -----------  -----------  -----------  -----------  -----------
Number of shares of common stock outstanding
   at end of period                                   19,386,842   19,378,282   19,264,023   19,161,756   19,058,773
Number of properties (d)
   Acquired/completed during period                            5            1            3           --           --
   Sold/reconstructed during period                           --           (1)          (1)          (1)          --
   Owned at end of period                                     94           89           89           87           88
Square feet (d)
   Acquired/completed during period                      218,132      103,816      215,824           --           --
   Sold/reconstructed/expanded during period              45,033      (42,142)    (171,475)     (96,500)          --
   Owned at end of period                              6,008,837    5,745,672    5,683,998    5,639,649    5,736,149

  The historical results above exclude the results of assets "held for sale" which have been reflected as discontinued operations.
  The White Paper on Funds from Operations ("FFO") issued by the Board of Governors of the National Association of Real Estate Investment Trusts in April 2002 defines FFO as net income (loss), computed in accordance with generally accepted accounting principles, excluding gains or (losses) from sales, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. See page 5 for a reconciliation of FFO to net income, the most directly comparable GAAP financial measure and footnote (3) on page 5 regarding the preferred stock redemption charge of $1,876,000, or 10 cents per share (diluted), recorded in the second quarter of 2004.
  The dividend payout ratio (common stock) includes the effect of the preferred stock redemption charge. Excluding the impact of this charge, the dividend payout ratio (common stock) for the three months ended June 30, 2004 is 55.4%.
  Includes assets "held for sale" during the applicable periods such assets were "held for sale".

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

                                                          June 30,    December 31,
                                                            2004          2003
                                                        ------------  ------------
Assets

  Rental properties, net                               $  1,068,493  $    982,297
  Properties under development                              161,890       153,379
  Cash and cash equivalents                                   3,030         4,985
  Tenant security deposits and other restricted cash         13,259        11,057
  Tenant receivables                                          2,097         1,969
  Deferred rent                                              37,386        31,503
  Investments                                                50,622        47,126
  Other assets                                               42,967        40,261
                                                        ------------  ------------
     Total assets                                      $  1,379,744  $  1,272,577
                                                        ============  ============

Liabilities and Stockholders' Equity
  Secured notes payable                                $    360,486  $    320,007
  Unsecured line of credit and unsecured term loan          324,000       389,000
  Accounts payable, accrued expenses and tenant
   security deposits                                         38,090        43,408
  Preferred stock redemption liability                       38,588             -
  Dividends payable                                          13,934        13,027
                                                        ------------  ------------
     Total liabilities                                      775,098       765,442

     Total stockholders' equity                             604,646       507,135
                                                        ------------  ------------
       Total liabilities and stockholders' equity      $  1,379,744  $  1,272,577
                                                        ============  ============

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
June 30, 2004
(Dollars in thousands)
(Unaudited)

Principal Maturities/Rates (1)         Weighted Average
         Year              Amount        Interest Rate
-----------------------  -----------    --------------
         2004           $     3,057              6.87%
         2005                28,863 (2)          7.13%(2)
         2006                26,336              7.12%(2)
         2007                15,891              7.06%
         2008                38,665              7.02%
      Thereafter            247,484              7.01%
                         -----------    --------------
       Subtotal             360,296              7.03%
  Unamortized Premium           190     ==============
                         -----------
         Total          $   360,486
                         ===========

Secured and Unsecured Debt Analysis

                                          Weighted Average   Weighted
                                    % of     Effective        Average
                       Balance     Balance Interest Rate     Maturity
                     -----------   ------- --------------   -----------
Secured Debt        $   360,486     52.67%          6.87%   7.0 Years
Unsecured Debt          324,000 (3) 47.33%          2.75%(3)3.3 Years
                     -----------   ------- --------------   -----------
Total Debt          $   684,486     100.0%          4.92%   5.2 Years
                     ===========   ======= ==============   ===========

Floating and Fixed Rate Debt Analysis

                                          Weighted Average   Weighted
                                    % of     Effective        Average
                       Balance     Balance Interest Rate     Maturity
                     -----------   ------- --------------   -----------
Fixed Rate Debt     $   338,116     49.40%          7.13%   7.4 Years
Floating Rate Debt      346,370 (3) 50.60%          2.77%(3)3.1 Years
                     -----------   ------- --------------   -----------
Total Debt          $   684,486     100.0%          4.92%   5.2 Years
                     ===========   ======= ==============   ===========

  Excludes our unsecured line of credit.
  Of this amount, $22,370,000 represents the outstanding balance on a loan, which has a maturity date of January 2005 and currently carries interest at 2.92% per annum, and may be extended at our option, for an additional year. If we extend the maturity of this loan to 2006, the weighted average interest rates for 2005 and 2006 would be 6.87% and 7.12%, respectively.
  A significant portion of our floating rate debt is hedged by existing swap agreements (see page 9). The interest rate on floating rate debt shown above does not reflect the impact of such swap agreements.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Interest Rate Swap Agreements (1)
June 30, 2004
(Dollars in thousands)
(Unaudited)

                                        Notional    Effective at   Interest
Transaction Dates   Effective Dates     Amounts     June 30, 2004 Pay Rates    Termination Dates
------------------ ------------------  ---------- -------------- ------------  -----------------
Hedges for Unsecured Line of Credit

March 2002         December 31, 2002  $   50,000   $     50,000     5.364%     December 31, 2004

July 2002          January 1, 2003    $   25,000   $     25,000     3.855%     June 30, 2005

July 2002          January 1, 2003    $   25,000   $     25,000     3.865%     June 30, 2005

December 2002      January 2, 2003    $   25,000   $     25,000     3.285%     June 30, 2006

December 2002      January 2, 2003    $   25,000   $     25,000     3.285%     June 30, 2006

November 2002      June 1, 2003       $   25,000   $     25,000     3.115%     December 31, 2005

November 2002      June 1, 2003       $   25,000   $     25,000     3.155%     December 31, 2005

March 2004         December 31, 2004  $   25,000   $         --     2.956%     December 31, 2006

March 2004         December 31, 2004  $   25,000   $         --     2.956%     December 31, 2006

June 2004          June 30, 2005      $   50,000   $         --     4.343%     June 30, 2007
                                                  --------------
                                                   $    200,000

Hedges for Unsecured Term Loan

December 2003      December 31,2003   $   50,000   $     50,000     1.530%     December 31, 2004

December 2003      December 31,2004   $   50,000   $         --     3.000%     December 30, 2005

December 2003      December 30,2005   $   50,000   $         --     4.150%     December 29, 2006

December 2003      December 29,2006   $   50,000   $         --     5.090%     October 31, 2008

April 2004         April 30, 2004     $   50,000   $     50,000     1.550%     April 29, 2005

April 2004         April 29, 2005     $   50,000   $         --     3.140%     April 28, 2006

April 2004         April 28, 2006     $   50,000   $         --     4.230%     April 30, 2007

April 2004         April 30, 2007     $   50,000   $         --     4.850%     April 30, 2008
                                                  --------------
                                                   $    100,000
Total Interest Rate Swap Agreements in            --------------
  at June 30, 2004                                 $    300,000
                                                  ==============

  For all interest rate swap agreements, interest is received based on one month LIBOR.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Operating Portfolio
June 30, 2004
(Dollars in thousands)

                                          Number of   Rentable    Annualized  Occupancy
                                         Properties  Square Feet  Base Rent  Percentages
                                         ----------- -----------  ---------- --------------
Markets
California - Pasadena                             1      31,343  $      525        63.3%(1)
California - San Diego                           20     920,273      25,873        95.2%
California - San Francisco Bay                   10     642,578      19,918       100.0%
Eastern Massachusetts                            12     730,633      21,934        88.0%
New Jersey/Suburban Philadelphia                  4     267,319       5,424       100.0%
Southeast                                         5     259,414       3,860        77.8%(1)
Suburban Washington D.C.                         18   1,473,261      25,638        93.4%
Washington - Seattle                              7     593,269      21,693       100.0%
                                         ----------- -----------  ---------- --------------
Total                                            77   4,918,090  $  124,865        93.9%(2)
                                         =========== ===========  ========== ==============

  All, or substantially all, of the vacant space is office or warehouse space.
  Excludes properties under full or partial redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Same Property Comparisons
(Dollars in thousands)
(Unaudited)

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Quarter Ended                       Quarter Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          6/30/04     6/30/03   % Change      6/30/04     6/30/03   % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue (2)             $   34,598  $   34,187       1.2%   $   32,844  $   32,671      0.5%
Operating expenses           7,067       7,108      -0.6%        7,067       7,108     -0.6%
Revenue less             ----------  ---------- ---------    ----------  ---------- --------
operating expenses      $   27,531  $   27,079       1.7%   $   25,777  $   25,563      0.8%
                         ==========  ========== =========    ==========  ========== ========

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Six Months Ended                    Six Months Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          6/30/04     6/30/03   % Change      6/30/04     6/30/03   % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue (2)             $   66,834  $   66,205       1.0%   $   63,250  $   63,329     -0.1%
Operating expenses          13,523      13,801      -2.0%       13,523      13,801     -2.0%
Revenue less             ----------  ---------- ---------    ----------  ---------- --------
operating expenses      $   53,311  $   52,404       1.7%   $   49,727  $   49,528      0.4%
                         ==========  ========== =========    ==========  ========== ========

NOTE: This summary represents operating data for all properties that were owned and fully operating for the entire periods presented (the "Second Quarter Same Properties" for the Quarterly periods and "Six Months Same Properties" for the Six Month periods.).

  Revenue less operating expenses computed under GAAP is total revenue associated with the Second Quarter Same Properties and the Six Months Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms. Revenue less operating expenses on a cash basis is total revenue associated with the Second Quarter Same Properties and Six Months Same Properties, as applicable, (excluding termination fees, if any) less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line rent adjustments for the quarter ended June 30, 2004 and 2003 for the Second Quarter Same Properties were $1,754,000 and $1,516,000, respectively. Straight- line rent adjustments for the six months ended June 30, 2004 and 2003 for the Six Months Same Properties were $3,584,000 and $2,876,000, respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates non-cash adjustments to rental revenue.
  Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Same Property Comparisons.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Quarter Ended June 30, 2004

                                                                         Rental    TI's/Lease   Average
                                 Number    Square   Expiring     New      Rate     Commissions   Lease
                                of Leases  Footage    Rates     Rates   Changes     Per Foot     Terms
                                --------- --------- --------- --------- --------   ----------- ---------
Leasing Activity

  Lease Expirations
    Cash Basis                        37   248,360   $23.67      --        --          --         --
    GAAP Basis                        37   248,360   $25.27      --        --          --         --
  Renewed / Releasable Space Leased
    Cash Basis                        13   159,461   $23.54    $26.63    13.1%        $1.02     5.9 years
    GAAP Basis                        13   159,461   $26.27    $28.95    10.2%        $1.02     5.9 years
  Month-to-Month Leases In Effect
    Cash Basis                        22    62,967   $22.63    $22.65     0.1%         --         --
    GAAP Basis                        22    62,967   $22.63    $22.65     0.1%         --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                         9    87,066     --      $28.48      --         $6.98    10.3 years
    GAAP Basis                         9    87,066     --      $34.28      --         $6.98    10.3 years
Leasing Activity Summary
  Excluding Month-to-Month Leases
    Cash Basis                        22   246,527     --      $27.28      --         $3.12    7.5 years
    GAAP Basis                        22   246,527     --      $30.83      --         $3.12    7.5 years
  Including Month-to-Month Leases
    Cash Basis                        44   309,494     --      $26.34      --          --         --
    GAAP Basis                        44   309,494     --      $29.17      --          --         --

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Six Months Ended June 30, 2004

                                                                         Rental    TI's/Lease   Average
                                 Number    Square   Expiring     New      Rate     Commissions   Lease
                                of Leases  Footage    Rates     Rates   Changes     Per Foot     Terms
                                --------- --------- --------- --------- --------   ----------- ---------
Leasing Activity

  Lease Expirations
    Cash Basis                        56   681,258   $21.86      --        --          --         --
    GAAP Basis                        56   681,258   $22.80      --        --          --         --
  Renewed / Releasable Space Leased
    Cash Basis                        23   315,155   $22.54    $24.00     6.5%        $2.70     5.4 years
    GAAP Basis                        23   315,155   $23.88    $26.16     9.5%        $2.70     5.4 years
  Month-to-Month Leases In Effect
    Cash Basis                        22    62,967   $22.53    $22.65     0.5%         --         --
    GAAP Basis                        22    62,967   $22.50    $22.65     0.7%         --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                        18   220,005     --      $23.10      --        $19.42    9.6 years
    GAAP Basis                        18   220,005     --      $30.92      --        $19.42    9.6 years
Leasing Activity Summary
  Excluding Month-to-Month Leases
    Cash Basis                        41   535,160     --      $23.63      --         $9.57    7.1 years
    GAAP Basis                        41   535,160     --      $28.12      --         $9.57    7.1 years
  Including Month-to-Month Leases
    Cash Basis                        63   598,127     --      $23.53      --          --         --
    GAAP Basis                        63   598,127     --      $27.54      --          --         --

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Lease Expirations
June 30, 2004

                         Square   Percentage of  Annualized Base
Year of   Number of    Footage of   Aggregate    Rent of Expiring
  Lease     Leases      Expiring  Portfolio Lease  Leases (per
Expiration Expiring      Leases    Square Feet     square foot)
--------- ----------   ---------- -------------- ----------------

  2004           52 (1)  272,539            5.4%          $25.98
  2005           31      327,707            6.5%          $27.48
  2006           41      870,651           17.2%          $24.46
  2007           17      314,735            6.2%          $23.64
  2008           15      346,492            6.8%          $26.92

  Includes 22 month-to-month leases for approximately 63,000 square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Development
June 30, 2004

	Estimated	Total
	In-Service	Rentable
Markets	Dates	Square Footage

California - San Diego	1Q05	45,000
Southeast	2Q05	96,000
Suburban Washington D.C.	4Q04	95,000
Suburban Washington D.C.	2Q05	73,000
Washington - Seattle	4Q04	59,000 (1)
Total		368,000

  Excludes certain phases of the property which were delivered to tenants during 2004.

Our properties under development are ground-up development projects of office/laboratory facilities. As required under GAAP, interest is being capitalized on these projects, as activities are ongoing to bring the assets to their intended use.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Redevelopment
June 30, 2004

	Estimated	Total Rentable	Total Square
	In-Service	Square Footage	Footage Being
Markets	Dates	of Property	Redeveloped

California - San Diego	4Q05	18,173	18,173
California - San Diego	4Q05	17,590	17,590
California - San Diego	3Q05	71,510	71,510
California - San Francisco Bay	Various	153,837	28,937 (1)
California - San Francisco Bay	Various	98,964	35,016 (1)
California - San Francisco Bay	4Q04	32,074	11,000 (1)
Eastern Massachusetts	1Q05	96,150	66,540
Eastern Massachusetts	3Q04	46,700	46,700
New Jersey/Suburban Philadelphia	3Q04	37,000	37,000
New Jersey/Suburban Philadelphia	2Q05	42,600	42,600
Southeast	Various	119,916	42,912 (1)
Suburban Washington D.C.	3Q05	131,415	52,449
Suburban Washington D.C.	2Q05	53,595	26,722
Suburban Washington D.C.	3Q05	92,449	92,449
Washington - Seattle	TBD	46,303	22,899 (2)
Washington - Seattle	3Q05	32,471	32,471
Total		1,090,747	644,968

  Subject property contains multiple buildings, some of which are being redeveloped with various estimated in-service dates.
  Property will be demolished and a new building will be constructed based on significant new entitlements received in 2003.

Our redevelopment program involves activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. For properties undergoing redevelopment, the entire property is excluded from the operating portfolio and related statistics (e.g. occupancy information, same property performance, etc.). As required under GAAP, interest is capitalized on redevelopment properties on the basis allocable only to the portion undergoing redevelopment. Average occupancy for properties under full or partial redevelopment as of June 30, 2004 was 40.9% and is not included in the occupancy of the operating portfolio.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Capital Costs
For the Six Months Ended June 30, 2004
(Dollars in thousands)

Property-related capital expenditures (1)	$ 1,481
Leasing costs (2)	$ 493
Property-related redevelopment costs (3)	$ 35,549
Property-related development costs	$ 11,139

  Property-related capital expenditures include all capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures or costs related to the redevelopment of a property. Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Approximately 90% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing). In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.
  Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space. Leasing costs exclude tenant improvements that are revenue-enhancing.
  Includes certain capital expenditures recoverable from tenants of approximately $1,286,000.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Conference Call Information
For the Second Quarter and Six Months Ended June 30, 2004

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the second quarter and six months ended June 30, 2004.

Date: August 2, 2004

Time: 2:00 P.M. Eastern Daylight Time

Phone Number: (913) 981-5558

Confirmation Code: 102708